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                                                                     EXHIBIT 4.4

                                                               EXECUTION VERSION

                           NEW ASAT (FINANCE) LIMITED

                           9.25% Senior Notes due 2011

                          REGISTRATION RIGHTS AGREEMENT

                                                                January 26, 2004

Citigroup Global Markets Limited
As Representative of the Initial Purchasers
Citigroup Centre, Canada Square
Canry Wharf, London E14 51B
United Kingdom

Ladies and Gentlemen:

New ASAT (Finance) Limited, an exempt company with limited liability under the Companies Law (2003 Revision) of the Cayman Islands (the "Issuer"), proposes to issue and sell to certain purchasers (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, its U.S.$150 million principal amount of 9.25% Senior Notes Due 2011 (the "Securities"), upon the terms set forth in the Purchase Agreement among the Issuer, ASAT Holdings Limited, an exempt company with limited liability under the Companies Law (2003 Revision) of the Cayman Islands ("Holdings"), certain of Holdings' direct and indirect subsidiaries set forth therein and the Representatives, dated as of January 16, 2004 (the "Purchase Agreement") relating to the initial placement (the "Initial Placement") of the Securities. Pursuant to the Indenture and subject to the limitations set forth therein, each of Holdings' current and future direct and indirect subsidiaries shall agree to guarantee the securities (Holdings and each such direct or indirect subsidiary issuing a guarantee, the "Guarantors.") The Issuer and the Guarantors are referred to herein collectively as the "Obligors." To the extent there are no additional Initial Purchasers other than you, the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Obligors agree with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) (each a "Holder" and, collectively, the "Holders"), as follows:

          1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

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          "Affiliate" shall have the meaning specified in Rule 405 under the Act and the terms "controlling" and "controlled" shall have meanings correlative thereto.

          "Broker-Dealer" shall mean any broker or dealer registered as such with the Commission under the Exchange Act.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Hong Kong.

          "Closing Date" shall mean the date hereof.

          "Commission" shall mean the United States Securities and Exchange Commission.

          "Deferral Period" shall have the meaning indicated in Section 4(k)(ii) hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Offer Registration Period" shall mean the 270-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

          "Exchange Offer Registration Statement" shall mean a registration statement of the Obligors on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchanging Dealer" shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Obligor or any Affiliate of any Obligor) for New Securities.

          "Final Memorandum" shall mean the offering memorandum, dated January 16, 2004 relating to the Securities, including any and all exhibits thereto and any information incorporated by reference therein as of such date.

          "Holder" shall have the meaning set forth in the preamble hereto.

          "Indenture" shall mean the Indenture relating to the Securities, dated as of the date hereof, among the Issuer, the Guarantors and The Bank of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

          "Initial Placement" shall have the meaning set forth in the preamble hereto.

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          "Initial Purchaser" shall have the meaning set forth in the preamble hereto.

          "Losses" shall have the meaning set forth in Section 6(d) hereof.

          "Majority Holders" shall mean, on any date, Holders of a majority of the aggregate principal amount of Transfer Restricted Notes registered under a Registration Statement.

          "Managing Underwriters" shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, under a Registration Statement.

          "NASD Rules" shall mean the Conduct Rules and the By-Laws of the National Association of Securities Dealers, Inc.

          "New Securities" shall mean debt securities of the Issuer identical in all material respects to the Securities (except that the transfer restrictions shall be modified or eliminated, as appropriate and provisions regarding the payment of Registration Default Damages by the Obligors shall be eliminated) to be issued under the New Securities Indenture.

          "New Securities Indenture" shall mean an indenture among the Issuer, the Guarantors and the New Securities Trustee, identical in all material respects to the Indenture (except that the transfer restrictions shall be modified or eliminated, as appropriate and provisions regarding the payment of Registration Default Damages by the Obligors shall be eliminated), which may be the Indenture if in the terms thereof appropriate provision is made for the New Securities.

          "New Securities Trustee" shall mean a bank or trust company reasonably satisfactory to the Initial Purchasers, as trustee with respect to the New Securities under the New Securities Indenture.

          "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble hereto.

          "Registered Exchange Offer" shall mean the proposed offer of the Obligors to issue and deliver to the Holders of the Transfer Restricted Notes who are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Transfer Restricted Notes, a like aggregate principal amount of the New Securities.

          "Registration Default Damages" shall have the meaning set forth in
Section 8 hereof.

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          "Registration Statement" shall mean any Exchange Offer Registration
Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

          "Securities" shall have the meaning set forth in the preamble hereto.

          "Shelf Registration" shall mean a registration effected pursuant to
Section 3 hereof.

          "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Obligors pursuant to the provisions of Section 3 hereof which covers some or all of the Transfer Restricted Notes, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Transfer Restricted Note" means each Security and each New Security, in each case upon the original issuance thereof and at all times subsequent thereto until the earliest to occur of (A) the date on which such Security has been exchanged by a person other than a Broker-Dealer for a New Security (other than with respect to any Holder (other than an Initial Purchaser) that notifies Holdings in writing that it may not resell the New Security to be acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement cannot be used for such resale by such Holder) pursuant to the Registered Exchange Offer, (B) with respect to New Securities received by Broker- Dealers in the Registered Exchange Offer the date on which such New Security has been sold by such Broker-Dealer by means of the prospectus contained in the Exchange Offer Registration Statement, (C) a Shelf Registration Statement covering such Security or New Security, as the case may be, has been declared effective by the Commission and such Security or New Security, as the case may be, has been disposed of in accordance with and pursuant to such effective Shelf Registration Statement, (D) such Security or New Security, as the case may be, is sold pursuant to Rule 144 under circumstances in which the legend borne by such Security or New Security relating to restrictions on transferability thereof, under the Act or otherwise, is and is permitted to be removed by the Obligors pursuant to the Indenture; or (E) the date on which such Security or New Security, as the case may be, is eligible for distribution to the public without volume or manner of sale restrictions pursuant to Rule 144(k).

          "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "underwriter" shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

                                        4

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          2.   Registered Exchange Offer. (a) The Obligors shall prepare and, not later than 90 days following the Closing Date, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Obligors shall use their respective reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 180 days of the Closing Date.

          (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Obligors shall promptly commence the Registered Exchange Offer.

          (c) In connection with the Registered Exchange Offer, the Obligors shall:

               (i) after effectiveness of the Exchange Offer Registration Statement, promptly mail to each Holder a copy of the final Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

               (ii) keep the Registered Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

               (iii) use their respective reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required, under the Act to ensure that it is available for sales of New Securities by Exchanging Dealers during the Exchange Offer Registration Period;

               (iv) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee, the New Securities Trustee or an Affiliate of either of them;

               (v) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

               (vi) prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission substantially to the following effect: (A) stating that the Obligors are conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and other similar no-action letters; and (B) including a representation that none of the Obligors has entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Registered Exchange Offer and that, to the best of the Obligors' information and belief, each Holder participating in the Registered Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Securities; and

               (vii) comply in all respects with all applicable laws.

                                        5

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          (d)  As soon as practicable after the close of the Registered Exchange
Offer, the Obligors shall:

               (i) accept for exchange all Securities validly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

               (ii)  deliver to the Trustee for cancellation in accordance with
          Section 4(s) all Securities so accepted for exchange; and

               (iii) cause the New Securities Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

          (e) Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the New Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Obligors or any of their Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent in writing (which may be contained in the applicable letter of transmittal for the Registered Exchange Offer) to the Obligors that, at the time of the consummation of the Registered Exchange Offer:

               (i) any New Securities received by such Holder will be acquired in the ordinary course of its business;

               (ii) such Holder will have no arrangement or understanding with any person to participate in the distribution of the Securities or the New Securities within the meaning of the Act; and

               (iii) such Holder is not an Affiliate of any Obligor or if it is an Affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

               (iv) if the Holder is not a Broker-Dealer, such Holder is not engaged in, and does not intend to engage in, the distribution of the New Securities; and

               (v) if the Holder is a Broker-Dealer that it will receive New Securities for its own account in exchange for the Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Securities.

                                        6

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          (f)  If any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Obligors shall issue and deliver to such Initial Purchaser or the person purchasing New Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of New Securities, provided that such exchange is permitted by applicable law and the policies of The Depository Trust Company. The Obligors shall use their respective reasonable efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Securities as for New Securities issued pursuant to the Registered Exchange Offer.

          3. Shelf Registration. (a) If (i) due to any change in applicable interpretations thereof by the Commission's staff, the Obligors determine upon advice of its outside counsel that they are not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; or (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 180 days after the Closing Date or the Registered Exchange Offer is not consummated within 215 days after the Closing Date; (iii) any Initial Purchaser so requests with respect to Securities that are not eligible to be exchanged for New Securities in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; or (iv) any Holder of Securities (other than an Initial Purchaser) notifies Holdings in writing that
(a) it is not eligible to participate in the Registered Exchange Offer or (b) it may not resell the New Securities to be acquired by it in the Registered Exchange Offer to the public without delivery of a prospectus and the prospectus contained in the Exchange Offer Registration Statement could be used for such resales by such Holder, the Obligors shall effect a Shelf Registration Statement in accordance with subsection (b) below.

          (b)  (i)   The Obligors shall as promptly as practicable (but in no
event more than 45 days after such filing obligation arises), file with the Commission and shall use their respective reasonable efforts to cause to be declared effective under the Act within 60 days after filing the Shelf Registration Statement, a Shelf Registration Statement relating to the offer and sale of Transfer Restricted Notes by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Transfer Restricted Note held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided, further, that with respect to New Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Obligors may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

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               (ii)  The Obligors shall use their respective reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the "Shelf Registration Period") from the date the Shelf Registration Statement is declared effective by the Commission until the earlier of (A) two years (or such shorter period as may be established by an amendment to the two-year period set forth in Rule 144(k) under the Act) following the Closing Date and (B) the date immediately following the date all Transfer Restricted Notes covered by the Shelf Registration Statement cease to be Transfer Restricted Notes. The Obligors shall be deemed not to have used their reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if any Obligor voluntarily takes any action that would result in Holders of Transfer Restricted Notes, covered thereby not being able to offer and sell such Transfer Restricted Notes, at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or the Commission, (y) otherwise undertaken by the Obligors in good faith and for valid business reasons (not including avoidance of the Obligors' obligations hereunder), including, without limitation, the acquisition or divestiture of assets, and (z) permitted pursuant to Section 4(k)(ii) hereof.

               (iii) The Obligors shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

          4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

          (a)  The Obligors shall:

               (i) furnish to each of the Representatives and to counsel for the Holders, not less than three Business Days prior to the filing thereof with the Commission, a copy of any draft Exchange Offer Registration Statement and any draft Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use their respective reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Representatives reasonably propose;

               (ii) include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement or on the outside back cover page, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer to the extent permitted under the Act and by the SEC;

               (iii) if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement to the extent permitted under the Act and by the SEC; and

               (iv) in the case of a Shelf Registration Statement, include the names of the Holders that have provided the Selling Stockholder Information within a reasonable time period after being requested to so provide such information and that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders.

          (b)  The Obligors shall ensure that:

               (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

               (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) The Obligors shall advise the Representatives, the Holders of Transfer Restricted Notes covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to Holdings a telephone or facsimile number and address for notices, and, if requested by any Representative or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Obligors shall have remedied the basis for such suspension):

               (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

               (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose;

               (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

               (v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and
          (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

          (d) The Obligors shall use their respective reasonable efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

          (e) The Obligors shall furnish to each Holder of Transfer Restricted Notes covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

          (f) The Obligors shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including the Preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing. The Obligors consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Notes in connection with the offering and sale of the Transfer Restricted Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

          (g) The Obligors shall furnish to each Exchanging Dealer which so requests in writing, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

          (h) The Obligors shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request in writing. The Obligors consent to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Transfer Restricted Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

          (i) Prior to the Registered Exchange Offer or any other offering of Transfer Restricted Notes pursuant to any Registration Statement, the Obligors shall arrange, if necessary, for the qualification of the Transfer Restricted Notes for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Obligors be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

          (j) The Obligors shall cooperate with the Holders of Transfer Restricted Notes to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

          (k)  (i)   Upon the occurrence of any event contemplated by
subsections (c)(ii) through (v) above, the Obligors shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date (a) when the Obligors shall have mailed to the Initial Purchasers, the Holders of the Securities and any known Exchanging Dealer such amended or supplemented Prospectus pursuant to this Section, in the event the Prospectus requires an amendment or supplement to terminate such suspension or (b) in the event such suspension is terminated other than by amending or supplementing the Prospectus, when such suspension shall have been terminated and the Holders shall have been so notified in writing by the Obligors.

               (ii) Upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Obligors, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, the Obligors shall cause the issuance of a notice (without notice of the nature or details of such events) to the Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Transfer Restricted Notes pursuant to the Shelf Registration until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 4(k) (i) hereof, or until it is advised in writing by the Issuer that the Prospectus may be used, and the Obligors shall have mailed to such Holders any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the "Deferral Period") shall not exceed 45 days in any three-month period or 90 days in any twelve-month period.

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

          (l) Not later than the effective date of any Registration Statement, the Obligors shall provide a CUSIP number for the Securities or the New Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

          (m) The Obligors shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the applicable Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Holdings' first fiscal quarter commencing after the effective date of the applicable Registration Statement.

          (n) The Obligors shall cause the New Securities Indenture to be qualified under the Trust Indenture Act in a timely manner.

          (o) The Obligors may require each Holder of Transfer Restricted Notes to be sold pursuant to any Shelf Registration Statement to furnish in writing to the Obligors such information regarding the Holder and the distribution of such securities as the Obligors may from time to time reasonably require for inclusion in such Registration Statement (the "Selling Stockholder Information"). The Obligors shall use reasonable efforts to contact each Holder and solicit such information. The Obligors may exclude from such Shelf Registration Statement the Transfer Restricted Notes of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

          (p) In the case of any Shelf Registration Statement, the Obligors shall enter into customary agreements (including, if requested, an underwriting agreement in customary form), including without limitation customary indemnity contribution provisions and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof. If an underwriting agreement is entered into, the commissions and expenses of any underwriter shall be borne by the Holders selling Securities pursuant to such underwriting agreement and not by the Obligors.

          (q) In the case of any Shelf Registration Statement, the Obligors shall:

               (i) subject to the execution of reasonable and customary confidentiality agreements (provided such execution shall not affect the Obligors' obligations with respect to the accuracy and completeness of such Shelf Registration Statement) make reasonably available for inspection by the Holders of Transfer Restricted Notes to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Obligors and their subsidiaries;

               (ii) subject to the execution of reasonable and customary confidentiality agreement (provided such execution shall not affect the Obligor's obligations with respect to the accuracy and completeness of such Shelf Registration Statement) cause the officers, directors, employees, accountants and auditors of any Obligor to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations;

               (iii) make such representations and warranties to the Holders of Transfer Restricted Notes registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of non-convertible debt securities and addressing such matters including, but not limited to, those set forth in the Purchase Agreement;

               (iv) obtain opinions of counsel to the Obligors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings of non-convertible debt securities;

               (v) obtain "comfort" letters and updates thereof from the independent certified public accountants of the Obligors (and, if necessary, any other independent certified public accountants of any subsidiary of any Obligor or of any business acquired by any Obligor for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Transfer Restricted Notes registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings of non-convertible debt securities; and

               (vi) deliver such documents and certificates as may be timely and reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with
          Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by an Obligor of non-convertible debt securities.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this paragraph (q) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (r) In the case of any Exchange Offer Registration Statement, the Obligors shall, if requested by an Initial Purchaser, or by a Broker-Dealer that holds Transfer Restricted Securities that were acquired as a result of market making or other trading activities:

               (i) subject to the execution of reasonable and customary confidentiality agreement (provided such execution shall not affect the Obligor's obligations with respect to the accuracy and completeness of such Exchange Offer Registration Statement) make reasonably available for inspection by the requesting party, and any attorney, accountant or other agent retained by the requesting party, all relevant financial and other records, pertinent corporate documents and properties of the Obligors and their subsidiaries;

               (ii) subject to the execution of reasonable and customary confidentiality agreement (provided such execution shall not affect the Obligor's obligations with respect to the accuracy and completeness of such Exchange Offer Registration Statement) cause the officers, directors, employees, accountants and auditors of any Obligor to supply all relevant information reasonably requested by the requesting party or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations;

               (iii) make such representations and warranties to the requesting party, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of non-convertible debt securities and addressing matters including, but not limited to, those set forth in the Purchase Agreement;

               (iv) obtain opinions of counsel to the Obligors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the requesting party and its counsel, addressed to the requesting party, covering such matters as are customarily covered in opinions requested in underwritten offerings of non-convertible debt securities;

               (v) obtain "comfort" letters and updates thereof from the independent certified public accountants of the Obligors (and, if necessary, any other independent certified public accountants of any subsidiary of any Obligor or of any business acquired by an Obligor for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the requesting party, in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings of non-convertible debt securities, or if requested by the requesting party or its counsel in lieu of a "comfort" letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by the requesting party or its counsel; and

               (vi) deliver such documents and certificates as may be timely and reasonably requested by the requesting party or its counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements of non-convertible debt securities.

The foregoing actions set forth in clauses (iii), (iv), (v), and (vi) of this Section shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

          (s) If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Obligors (or to such other person as directed by the Issuer) in exchange for the New Securities, the Obligors shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the New Securities; provided, however, if the procedures of the Depository Trust Company ("DTC") with respect to the Securities held in global form conflict with the procedures set forth in this Section 4(s), compliance by the Obligors with such DTC procedures shall not breach nor be deemed a breach of this Section 4(s). In no event shall the Securities subject to the exchange be marked as paid or otherwise satisfied.

          (t) The Obligors shall use their respective reasonable efforts if the Securities have been rated prior to the initial sale of such Securities, to confirm such ratings will apply to the Securities or the New Securities, as the case may be, covered by a Registration Statement.

          (u) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the NASD Rules) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Obligors shall assist such Broker-Dealer in complying with the NASD Rules.

          (v) The Obligors shall use their reasonable efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

          5. Registration Expenses. The Obligors shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Skadden, Arps, Slate, Meagher & Flom LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith.

          6. Indemnification and Contribution. (a) Each Obligor agrees, jointly and severally, to indemnify and hold harmless each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement, each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, the directors, officers, employees, Affiliates and agents of each such Holder, Initial Purchaser or

Exchanging Dealer and each person who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Obligors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to any Obligor by or on behalf of any party claiming indemnification specifically for inclusion therein. This indemnity agreement shall be in addition to any liability that any Obligor may otherwise have.

          Each Obligor agrees, jointly and severally, to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(d) hereof to Losses of each underwriter, if any, of Securities or New Securities, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees, Affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by the Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

          (b) Each Holder of securities covered by a Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Obligors, each of their respective directors, each of their respective officers who signs such Registration Statement and each person who controls the Obligors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Obligors to each such Holder, but only with reference to written information relating to such Holder furnished to the Obligors by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or if the indemnifying party has been materially prejudiced by such failure; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of a New Security, applicable to the Security that was exchangeable into such New Security, as set forth in the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Obligors shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls an Obligor within the meaning of either the Act or the Exchange Act, each officer of an Obligor who shall have signed the Registration Statement and each director of an Obligor shall have the same rights to contribution as such Obligor, subject in each case to the applicable terms and conditions of this paragraph (d). The Initial Purchasers' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint.

          (e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Obligors or any of the indemnified persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.

          7. Underwritten Registrations. (a) If any of the Transfer Restricted Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders.

          (b) No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person's Transfer Restricted Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) timely completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          8. Registration Defaults. If any of the following events shall occur, then the Obligors shall pay liquidated damages (the "Registration Default Damages") to the Holders as follows:

          (a) if any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, then Registration Default Damages shall accrue on the Transfer Restricted Notes at a rate of 0.25% per annum for the first 90-day period from and including such specified date. The Registration Default Damages shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the default set forth in this Section 8(a) shall have been cured, up to a maximum of 1.0% per annum; or

          (b) if any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the date by which reasonable efforts are to be used to cause such effectiveness under this Agreement, then commencing on the day after such specified date, Registration Default Damages shall accrue on the Transfer Restricted Notes at a rate of 0.25% per annum for the first 90-day period from and including such specified date. The Registration Default Damages shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the default set forth in this Section 8(b) shall have been cured, up to a maximum of 1.0% per annum;

          (c) if on or prior to the 215th day following the Closing Date, neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective, then commencing on the day after such specified date, Registration Default Damages shall accrue on the Transfer Restricted Notes at a rate of 0.25% per annum for the first 90-day period from and including such specified date. The Registration Default Damages shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the default set forth in this Section 8(c) shall have been cured, up to a maximum of 1.0% per annum; or

          (d) if any Registration Statement required by this Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under this Agreement, then commencing on the day the Registration Statement ceases to be effective, Registration Default Damages shall accrue on the Transfer Restricted Notes at a rate of 0.25% per annum for the first 90-day period from and including such specified date. The Registration Default Damages shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the default set forth in this Section 8(d) shall have been cured, up to a maximum of 1.0% per annum;

provided, however, that (1) upon the filing of the Registration Statement (in the case of Section 8(a) above), (2) upon the effectiveness of the Registration Statement (in the case of Section 8(b) above), (3) upon the consummation of the Registered Exchange Offer or the Shelf Registration Statement is declared effective, in each case following the 215th day after the Closing Date (in the case of Section 8(c) above) or (4) upon the effectiveness of the Registration Statement which had ceased to remain effective (in the case of Section 8(d) above), Registration Default Damages shall cease to accrue; provided, further, the Obligors will not pay Registration Default Damages with respect to more than one default set forth in Section 8(a), (b), (c) or (d), and, provided, further, to the extent the Obligors have reasonably requested Selling Stockholder Information from a Holder of Securities or New Securities in connection with the preparation and submission of a Shelf Registration Statement and such Holder has not provided the Obligors such Selling Stockholder Information within a reasonable time after receiving the Obligors' request, such Holder shall have no right to seek Registration Default Damages that may accrue as a result of a default of the Obligors relating to such Shelf Registration Statement.

          9. No Inconsistent Agreements. The Obligors have not entered into, and each of them agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

          10. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Obligors have obtained the written consent of the Holders of a majority of the aggregate principal amount of the Transfer Restricted Notes outstanding; provided that, with respect to any matter that directly affects the rights of any Initial Purchaser (in its capacity as Initial Purchaser and not in its capacity as a Holder) hereunder, the Obligors shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Article 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Obligors have obtained the written consent of the Initial Purchasers and each Holder. Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Holders of a majority of the aggregate principal amount of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement.

          11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

          (a) if to a Holder, at the most current address given by such holder to the Issuer in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

          (b) if to the Representatives, initially at the address or addresses set forth in the Purchase Agreement; and

          (c) if to any of the Obligors, initially at its address set forth in the Purchase Agreement.

          All such notices and communications shall be deemed to have been duly given when received.

          The Initial Purchasers or the Obligors by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

          12. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law will be entitled to specific performance of its rights under this Agreement. The Obligors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

          13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Obligors thereto, subsequent Holders of Securities and the New Securities, and the indemnified persons referred to in Section 6 hereof. The Obligors hereby agree to extend the benefits of this Agreement to any Holder of Securities and the New Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          14. Jurisdiction. Each Obligor agrees that any suit, action or proceeding against such Obligor brought by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Obligors hereby appoint CT Corporation System as their authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each Obligor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Obligors agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon each Obligor. The Obligors further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect so long as any of the Securities shall be outstanding. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted against an Obligor by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, in any court of competent jurisdiction in the jurisdiction of incorporation of such Obligor. The parties hereto each hereby waive any right to trial by jury in any action, proceedings or counterclaim arising out of or relating to this Agreement.

          15. Currency. Each reference in this Agreement to U.S. dollars (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Obligors or the Initial Purchasers, as the case may be, in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Obligors or the Initial Purchasers, as the case may be, will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. If the amount in the relevant currency that may be so purchased for any reason exceeds the amount originally due, the Obligors or the Initial Purchasers, as the case may be, will return such excess amount, in the relevant currency, to the party that paid such amounts. Any obligation of the Obligors or the Initial Purchasers, as the case may be, not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

          16. Waiver of Immunity. To the extent that the Obligors or an Initial Purchaser have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Obligors or such Initial Purchasers, as the case may be, hereby irrevocably waive and agree not to plead or claim such immunity in respect of their obligations under this Agreement.

          17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          19. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

          20. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          21. Securities Held by the Issuer, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by any Obligor or their respective Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          22. Obligations of Holdings. Notwithstanding anything herein to the contrary, Holdings shall have no obligations under this Agreement to the extent
(i) it is not permitted to have such obligations under Section 4.20 of the Indenture by and among ASAT (Finance) LLC, Holdings, certain subsidiaries of Holdings a party thereto and U.S. Bank National Association (as successor to JPMorgan Chase Bank), as trustee, dated as of October 29, 1999 relating to the issuance of the 12 1/2 Senior Notes due 2006 and (ii) Section 4.20 of such Indenture then remains in effect.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among each of the Obligors and the several Initial Purchasers.

                                          Very truly yours,

                                          New ASAT (Finance) Limited


                                          By:  /s/ Harry R. Rozakis
                                             -----------------------------------
                                             Name: Harry R. Rozakis
                                             Title: Director

                                          ASAT Holdings Limited


                                          By:  /s/ Harry R. Rozakis
                                             -----------------------------------
                                             Name: Harry R. Rozakis
                                             Title: Chief Executive Officer

                                          ASAT Limited


The COMMON SEAL of                   )
ASAT LIMITED                         )      /s/ George Shaw
was hereunto affixed                 )    --------------------------------------
in the presence of:                  )    Name: George Shaw
                                          Title: Director

                                          Timerson Limited


The COMMON SEAL of                   )
TIMERSON LIMITED                     )      /s/ George Shaw
was hereunto affixed                 )    --------------------------------------
in the presence of:                  )    Name: George Shaw
                                          Title: Director

                                            /s/ Harry R. Rozakis
                                          --------------------------------------
                                          Name: Harry R. Rozakis
                                          Title: Director

                                          ASAT, Inc.


                                          By:  /s/ Harry R. Rozakis
                                             -----------------------------------
                                             Name: Harry R. Rozakis
                                             Title: Director

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

Citigroup Global Markets Limited


By   /s/ Adrian Khoo
   -------------------------------------
   Name: Adrian Khoo
   Title: Director

For itself and the other several Initial
 Purchasers named in Schedule I to the
 Purchase Agreement.

                                     ANNEX A

          Each broker-dealer that receives new securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirement of the Act in connection with any resale of such new securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Obligors have agreed that, starting on the expiration date and ending on the close of business 270 days after the expiration date, they will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                                     ANNEX B

          Each broker-dealer that receives new securities for its own account in exchange for securities, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. See "Plan of Distribution".

                                     ANNEX C

                              PLAN OF DISTRIBUTION

          Each broker-dealer that receives new securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Act in connection with any resale of such new securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, starting on the expiration date and ending on the close of business 270 days after the expiration date of the exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until __________, ______, all dealers effecting transactions in the new securities may be required to deliver a prospectus.

          The Issuer will not receive any proceeds from any sale of new securities by brokers-dealers. New securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such new securities may be deemed to be an "underwriter" within the meaning of the Act and any profit of any such resale of new securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

          For a period of 270 days after the expiration date, the Issuer will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

                                     ANNEX D

Rider A
-------

PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
          ------------------------------
Address:
          ------------------------------

          ------------------------------

Rider B
-------

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the New Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of New Securities and it has no arrangements or understandings with any person to participate in a distribution of the New Securities. If the undersigned is a Broker-Dealer that will receive New Securities for its own account in exchange for Securities, it represents that the Securities to be exchange for New Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Act.